A filing fee calculated in accordance with Rule 457(r) of $4,605 due in connection with the securities offered by means of this prospectus supplement is hereby offset against the fee of $306,796.33 paid by Barclays Bank PLC to the SEC in connection with the registration statement No. 333-126811 filed on July 22, 2005 and carried forward pursuant to Rule 457(p).

Filed pursuant to Rule 424(b)(5)
Registration No. 333-145845

Prospectus Supplement to Prospectus dated August 31, 2007

$150,000,000 5.45% Senior Notes due 2012

Barclays Bank PLC

On September 12, 2007, Barclays Bank PLC issued $2,050,000,000 aggregate principal amount of 5.45% Senior Notes due 2012 (the “original notes”). The notes offered under this prospectus supplement (the “reopened notes”) will have the same terms (other than the price to public and issue date), form part of the same series and trade freely with the original notes. The original notes and the reopened notes are referred to together as “the notes”.

Interest will accrue on the notes at a rate of 5.45% per year. Interest will accrue from September 12, 2007. Interest will be payable semi-annually in arrears on March 12 and September 12 of each year, commencing on March 12, 2008. The notes will mature on September 12, 2012.

The notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

We may redeem the notes, in whole but not in part, at any time at 100% of their principal amount plus accrued interest upon the occurrence of certain tax events described in this prospectus supplement and the accompanying prospectus.

Investing in the notes involves risks. See “ Risk Factors” beginning on page 60 of our Annual Report on Form 20-F for 2006 incorporated by reference herein.

Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of these securities or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Underwriting Compensation	Proceeds, before expenses, to Barclays Bank PLC(1)
Per note	99.98%	0%	99.98%
Total	$149,970,000	$0	$149,970,000

(1)	Plus accrued interest from and including September 12, 2007 up to but excluding the date of delivery, which is expected to be September 26, 2007, in the aggregate amount of $317,916.60 and plus additional interest, if any, from and including September 26, 2007 if delivery occurs after that date.

The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company, or DTC, on or about September 26, 2007. Beneficial interests in the notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants, including Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V.

Sole lead manager

Barclays Capital

Co-managers

Citi	Wachovia Securities

Prospectus Supplement dated September 21, 2007

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

FORWARD-LOOKING STATEMENTS

This prospectus supplement and certain documents incorporated by reference herein contain forward-looking statements within the meaning of Section 21E of the US Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the US Securities Act of 1933, as amended (the “Securities Act”), with respect to certain of our plans and our current goals and expectations relating to our future financial condition and performance and which involve a number of risks and uncertainties. We caution readers that no forward-looking statement is a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements sometimes use words such as ‘aim’, ‘anticipate’, ‘target’, ‘expect’, ‘estimate’, ‘intend’, ‘plan’, ‘goal’, ‘believe’, or other words of similar meaning. Examples of forward-looking statements include, among others, statements regarding our future financial position, income growth, impairment charges, business strategy, projected costs and estimates of capital expenditure and revenue benefits, projected levels of growth in the banking and financial markets, future financial and operating results, future financial position, projected costs and estimates of capital expenditures, the consummation of the business combination (if it occurs) between ABN AMRO and Barclays PLC within the expected timeframe and on the expected terms, the benefits of the business combination transaction (if it occurs) involving ABN AMRO and Barclays PLC, including the achievement of synergy targets, and plans and objectives for future operations of ABN AMRO, Barclays PLC and the combined group and other statements that are not historical fact.

By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances which are subject to, among other things, domestic and global economic and business conditions, market related risks such as changes in interest rates and exchange rates, volatility in the global financial markets (such as those experienced recently), the policies and actions of governmental and regulatory authorities, changes in legislation, the timing and successful implementation of the proposed business combination between ABN AMRO and Barclays PLC, progress in the integration of Absa into our business and the achievement of synergy targets related to Absa, the outcome of pending and future litigation, and the impact of competition – a number of which factors are beyond our control. As a result, our actual future results may differ materially from the plans, goals, and expectations set forth in such forward-looking statements. Additional risks and factors are identified in our filings with the U.S. Securities and Exchange Commission (the “SEC”) including in our Annual Report on Form 20-F for the fiscal year ended December 31, 2006, which is available on the SEC’s website at www.sec.gov. Any forward-looking statements made by or on our behalf speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect any changes in expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that we have made or may make in documents we have filed or may file with the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus supplement is part of a registration statement on Form F-3 (File No. 333-145845) we have filed with the SEC under the Securities Act. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement concerning any document we have filed or will file as an exhibit to the registration statement or that we have otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is an important part of this prospectus supplement. For information on the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, we refer you to “Incorporation of Certain Documents by Reference” on page 1 of the accompanying prospectus.

In addition to the documents listed in the accompanying prospectus, we incorporate by reference in this prospectus supplement and the accompanying prospectus any future documents we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it (or such portions) is incorporated by reference in this prospectus supplement.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we referred to above or in the accompanying prospectus which we have incorporated in this prospectus supplement by reference. You should direct your requests to Barclays Bank PLC, 200 Park Avenue, New York, New York 10166, Attention: General Counsel (telephone: 212-412-4000).

SUMMARY

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein, as a whole. Words and expressions defined in “Description of Senior Notes” below shall have the same meanings in this summary.

General

The Issuer	Barclays Bank PLC

Barclays Bank PLC, including its subsidiary undertakings, is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of Barclays Bank PLC and one of the largest financial services companies in the world by market capitalization.

The Securities We Are Offering

We are offering $150,000,000 aggregate principal amount of 5.45% Senior Notes due 2012. The reopened notes offered under this prospectus supplement will have the same terms (other than the price to public and issue date), form part of the same series and trade freely with the original notes issued on September 12, 2007.

Issue Date	September 26, 2007

Maturity	We will pay the notes at 100% of their principal amount plus accrued but unpaid interest on September 12, 2012.

Interest Rate	The notes will bear interest at a rate of 5.45% per annum from and including September 12, 2007.

Interest Payment dates	Every March 12 and September 12, commencing on March 12, 2008.

Regular Record Dates	Every March 1 and September 1.

Ranking

The notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Tax Redemption

In the event of various tax law changes and other limited circumstances that require us to pay additional amounts as described under “Description of Debt Securities – Redemption – Redemption or Conversion for tax reasons” in the accompanying prospectus, we may call all, but not less than all, the notes for redemption prior to maturity.

Book-Entry Issuance, Settlement and Clearance

We will issue the notes in fully registered form in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interests in the notes through DTC and its direct and indirect participants, including Euroclear and Clearstream Luxembourg, and DTC and its direct and indirect participants will record your beneficial interest on their books. We will not issue certificated notes except in limited circumstances that we explain under “Description of Debt Securities – Legal Ownership; Form of Debt Securities – Special Situations When a Global Security Will Be Terminated” in the accompanying prospectus. Settlement of the notes will occur through DTC in same day funds. For information on DTC’s book-entry system, see “Description of Debt Securities – Clearance and Settlement – The Clearing Systems – DTC” in the accompanying prospectus.

CUSIP	06738G UZ1

ISIN	US06738GUZ17

Common Code	032099831

Listing and Trading	We do not intend to have the reopened notes listed or admitted to trading on any exchange.

Trustee and Principal Paying Agent	The Bank of New York will act as the trustee and initial principal paying agent for the notes.

Timing and Delivery	We currently expect delivery of the reopened notes to occur on September 26, 2007.

Further Issues

We may, without the consent of the holders of the notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the notes described in this prospectus supplement except for the price to the public and issue date. Any such additional notes, together with the notes offered by this prospectus supplement, will constitute a single series of such securities under the indenture relating to the senior debt securities. There is no limitation on the amount of notes or other debt securities that we may issue under the senior debt securities indenture.

Use of Proceeds	We intend to use the net proceeds of the offering for general corporate purposes.

Governing Law	The senior debt securities indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

Investing in the securities offered under this prospectus supplement involves risk. You should carefully consider the risks and the other information contained in this prospectus supplement, the accompanying prospectus, the 2006 Form 20-F and any other documents incorporated by reference before deciding to invest in the securities. If any of these risks occurs, our business, financial condition, and results of operations could suffer, and the trading price and liquidity of the notes could decline, in which case you could lose some or all of your investment.

USE OF PROCEEDS

The net proceeds from the sale of the reopened notes, less the underwriting compensation stated on the cover of this prospectus supplement and expenses payable by us estimated at $100,000, are estimated to be $150,187,916. These proceeds will be used for general corporate purposes.

BARCLAYS AND ABN AMRO

On August 6, 2007, Barclays PLC formally launched its offer for all of the issued and outstanding ordinary shares and American depositary shares representing ordinary shares and certain other securities of ABN AMRO Holding N.V. (“ABN AMRO”). For more information on Barclays PLC’s offer relating to ABN AMRO, please refer to the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

DESCRIPTION OF SENIOR NOTES

The following description of the notes supplements the description of the notes in the accompanying prospectus. If this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will prevail with regard to the notes.

On September 12, 2007, Barclays Bank PLC issued $2,050,000,000 aggregate principal amount of 5.45% Senior Notes due 2012 (the “original notes”). The notes offered under this prospectus supplement (the “reopened notes”) will have the same terms (other than the price to public and issue date), form part of the same series and trade freely with the original notes. The original notes and the reopened notes are referred to together as “the notes”.

The reopened notes will be issued in an aggregate principal amount of $150,000,000 and will mature on September 12, 2012. The notes will bear interest at 5.45% per annum, payable semi-annually in arrears on March 12 and September 12 of each year, commencing March 12, 2008. The regular record dates for the notes will be every March 1 and September 1 of each year.

If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York City or in the City of London.

The notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Tax Redemption

In the event of various tax law changes after the date of this prospectus supplement and other limited circumstances that require us to pay additional amounts, as described in the accompanying prospectus under “Description of

Debt Securities – Additional Amounts”, we may call all, but not less than all, of the notes for redemption. This means we may repay them early. You have no right to require us to call the notes. We discuss our ability to redeem the notes in greater detail under “Description of Debt Securities – Redemption – Redemption or Conversion for tax reasons” in the accompanying prospectus.

If we call the notes, we must pay you 100% of their principal amount. We will also pay you accrued interest, and any additional amounts, if we have not otherwise paid you interest through the redemption date. Notes will stop bearing interest on the redemption date, even if you do not collect your money. We will give notice to DTC of any redemption we propose to make at least 35 days, but not more than 60 days, before the redemption date. Notice by DTC to participating institutions and by these participants to street name holders of indirect interests in the notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

General

Book-entry interests in the notes will be issued in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

The principal corporate trust office of the trustee in the City of New York is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the notes in fully registered form. The notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interest in the notes through DTC and its participants, including Euroclear and Clearstream Luxembourg. The underwriters expect to deliver the reopened notes through the facilities of DTC on September 26, 2007. Indirect holders trading their beneficial interests in the notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. See “Description of Debt Securities – Clearance and Settlement” in the accompanying prospectus for more information about these clearing systems.

Definitive debt securities will only be issued in limited circumstances described under “Description of Debt Securities – Legal Ownership; Form of Debt Securities – Special Situations When a Global Security Will Be Terminated” in the accompanying prospectus.

Payment of principal of and interest on the notes, so long as the notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

We may, without the consent of the holders of the notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the notes described in this prospectus supplement except for the price to the public and issue date. Any such additional notes, together with the notes offered by this prospectus supplement and the original notes, will constitute a single series of securities under the indenture relating to senior debt securities issued by Barclays Bank PLC, dated as of September 16, 2004, between Barclays Bank PLC and The Bank of New York. There is no limitation on the amount of notes or other debt securities that we may issue under such indenture.

Payment of Additional Amounts

The government of any jurisdiction where Barclays Bank PLC is incorporated may require Barclays Bank PLC to withhold amounts from payments on the principal or interest on the notes, as the case may be, for taxes or any other governmental charges. If a withholding of this type is required, Barclays Bank PLC may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the note to which you are entitled. For more information on additional amounts and the situations in which Barclays Bank PLC must pay additional amounts, see “Description of Debt Securities – Additional Amounts” in the accompanying prospectus.

Defeasance and Discharge

We can legally release ourselves from any payment or other obligations on the notes, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for you to be repaid:

•

we must deposit in trust for your benefit and the benefit of all other direct holders of the notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the notes on their various due dates. In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under “Description of Debt Securities—Senior Events of Default; Subordinated Event of Default and Defaults; Limitation of Remedies—Senior Events of Default” in the accompanying prospectus. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded; and

•

we must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the notes any differently than if we did not make the deposit and just repaid the notes ourselves. In the case of notes being discharged, we must deliver along with this opinion a private letter ruling from the U.S. Internal Revenue Service to this effect or a revenue ruling pertaining to a comparable form of transaction to that effect published by the U.S. Internal Revenue Service to the same effect.

However, even if we take these actions, a number of our obligations relating to the notes will remain. These include the following obligations:

•	to register the transfer and exchange of notes;

•	to replace mutilated, destroyed, lost or stolen notes;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Trustee

The trustee for the holders of the notes will be The Bank of New York. See “Description of Debt Securities – Senior Events of Default; Subordinated Events of Default and Defaults; Limitation of Remedies – Senior Events of Default” in the accompanying prospectus for a description of the trustee’s procedures and remedies available in the event of a default.

TAX CONSIDERATIONS

For a discussion of the tax consequences to holders of the notes, see “Tax Considerations” in the accompanying prospectus and in particular the discussion of U.S. tax considerations in “Tax Considerations – U.S. Taxation – Taxation of Debt Securities” and the discussion of U.K. tax considerations in “Tax Considerations – United Kingdom Taxation – Debt Securities”.

UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement – Standard Provisions, dated September 6, 2007, incorporated in the pricing agreement dated September 21, 2007, between us and the underwriters named below, we have agreed to issue to the underwriters, and each underwriter has severally undertaken to pay up in full, the number of reopened notes, set forth opposite its name below:

Underwriters	Principal Amount of Notes
Barclays Capital Inc.	$148,500,000
Citigroup Global Markets Inc.	750,000
Wachovia Capital Markets, LLC	750,000

Total	$150,000,000

The underwriting agreement and the pricing agreement provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have undertaken to purchase all the reopened notes offered by this prospectus supplement if any of these reopened notes are purchased.

The underwriters propose to offer part of the reopened notes directly to the public at the initial public offering price set forth on the cover of this prospectus supplement and part of the reopened notes to certain dealers at the initial public offering price less a concession not in excess of 0.2%. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.125% to brokers and dealers.

We estimate that our total expenses for the offering, excluding underwriting commissions, will be approximately $100,000.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The reopened notes are new issue securities with no established trading market, and the reopened notes will not be listed on any exchange.

The reopened notes will settle through the facilities of DTC and its participants (which may include Euroclear or Clearstream Banking). The CUSIP number for the notes is 06738G UZ1, the ISIN is US06738GUZ17 and the Common Code is 032099831.

Because Barclays Capital Inc., a member of the National Association of Securities Dealers, Inc., is participating in the offering of reopened notes in the United States, the offering of the reopened notes is being conducted in accordance with the applicable provisions of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

Certain of the underwriters and their affiliates have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may from time to time engage in transactions with and perform services for us in the ordinary course of business.

Stabilization Transactions and Short Sales

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. The underwriters may close a short position by purchasing notes in the open market. Stabilizing transactions consist of various bids for or purchases of the notes made by the underwriters in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

Market-Making Resales

The following discussion of market-making replaces in its entirety the discussion under the heading “Plan of Distribution – Market-Making Resales” and “– Matters Relating to Initial Offering and Market-Making Resales” in the accompanying prospectus.

This prospectus supplement may be used by an affiliate of Barclays Bank PLC in connection with offers and sales of the notes in market-making transactions. In a market-making transaction, such affiliate may resell the notes it acquires from other holders, after the original offering and sale of the notes. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal, or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. Such affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The aggregate initial offering price specified on the cover of this prospectus supplement relates to the initial offering of the notes. This amount does not include securities sold in market-making transactions.

We do not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Selling Restrictions

United Kingdom

Each underwriter has represented, warranted and agreed that:

(i)	it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA would not, if Barclays Bank PLC was not an authorized person, apply to Barclays Bank PLC; and

(ii)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

European Union Prospectus Directive

Each underwriter has represented and agreed that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the notes to the public in that Relevant Member State, other than:

(i)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, save that no offer of the notes to the public shall be made in reliance on the numerical exemption otherwise available under Article 3(2)(b) of the Prospectus Directive;

provided, that no such offer of notes shall require the underwriters or us to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of the notes to the public” in relation to any notes in any Relevant Member State means the communication to more than one person in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

VALIDITY OF SECURITIES

Sullivan & Cromwell LLP, our United States counsel, will pass upon the validity of the reopened notes under New York law. Clifford Chance LLP, our English counsel, will pass upon the validity of the reopened notes under English law. Weil, Gotshal & Manges LLP, United States counsel for the underwriters, will pass upon certain matters of New York law for the underwriters.